Exhibit a.3

NUVEEN VIRGINIA PREMIUM INCOME MUNICIPAL FUND

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen Virginia Premium Income Municipal Fund (the “Trust”), a Massachusetts business trust, to resolve an ambiguity, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, do hereby amend the Declaration of Trust as of this 27th day of October, 2009 as follows:

Article IX, Section 1 of the Declaration of Trust is hereby amended by adding the following to the end of Section 1:

For purpose of this Section 1, the term “recapitalization” shall not mean, without limitation, the issuance or redemption of Preferred Shares pursuant to the terms of this Declaration or the Statement adopted with respect to such Preferred Shares, whether or not in conjunction with the issuance, retirement or redemption of other securities or indebtedness of the Trust.

[Signature page follow]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of this 27 day of October 2009.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian	Robert P. Bremner
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider
David J. Kundert	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

Then personally appeared the above named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 27 day of October 2009.

/s/ Olivia Rubio
Notary Public
My Commission Expires:	5/8/13